Exhibit 99.1

STATE OF NORTH CAROLINA WAKE COUNTY		IN THE GENERAL COURT OF JUSTICE SUPERIOR COURT DIVISION 07 CVS 020453

DAVID SHAEV PROFIT SHARING	)
ACCOUNT F/B/O NORA VIDES, on	)
Behalf of Itself and All Others Similarly	)
Situated,	)	CLASS ACTION
)
Plaintiff,	)	COMPLAINT BASED UPON
	)	SELF-DEALING AND BREACH
v.	)	OF FIDUCIARY DUTY
)
WASTE INDUSTRIES USA INC.,	)	[JURY TRIAL DEMANDED]
LONNIE C. POOLE, JR., JIM W. PERRY,	)
PAUL F. HARDIMAN, GLENN E.	)
FUTRELL, and JAMES A. WALKER,	)
)
Defendants.	)

Plaintiff David Shaev Profit Sharing Account F/B/O Nora Vides, through its undersigned counsel, for its complaint against defendants, alleges, upon personal knowledge with respect to paragraph 3, and upon information and belief based, inter alia, upon the investigation of counsel, as to all other allegations herein, as follows:

NATURE OF THE ACTION

1. This is a shareholder’s class action on behalf of the public shareholders of defendant Waste Industries USA Inc. (“Waste Industries” or the “Company”), against certain of its officers and directors to enjoin certain actions of defendants related to the proposed acquisition of the outstanding shares of Waste Industries common stock by an investor group (the “Investor Group”) comprising members of Waste Industries’ management team (including defendants Perry and Poole), Goldman Sachs, and Macquarie Infrastructure Partners (the “Proposed Transaction”).

2. The proposed consideration that the Investor Group will pay to members of the Class (as defined below) in the Proposed Transaction is unfair and inadequate because, among other things, the intrinsic value of Waste Industries’ common stock is materially in excess of the amount offered, giving due consideration to the Company’s growth and anticipated operating results, net asset value, and future profitability, Moreover, the entire fairness standard of judicial review applies to all aspects of the Proposed Transaction because defendants Poole and Perry stand on both sides of the Proposed Transaction.

THE PARTIES

3. Plaintiff is, and at all relevant times has been, the owner of Waste Industries common stock.

4. Defendant Waste Industries operates as a solid waste services company. It provides solid waste collection, transfer, disposal, and recycling services to commercial, industrial, and residential customer locations in North Carolina, South Carolina, Virginia, Tennessee, Mississippi, and Georgia. The company offers various services that include waste collection and disposal services to commercial and industrial customers, individual households, municipalities, homeowners associations, apartment owners, and mobile home park operators; transfer station services, which offers transfer stations that receive, compact, and transfer solid waste to larger vehicles for transport to landfills; recycling services, which involves the removal of reusable materials from the waste stream for processing and sale in various applications; and convenience sites and various specialized services, which operate convenience sites that consists of a ramp for disposal access, a trash compactor, and trash and recycling containers. As of December 31, 2006, it operated 35 collection operations, 28 transfer stations, approximately 72 county convenience drop-off centers, 12 recycling facilities, and 9 landfills serving approximately 700,000 municipal, residential, commercial, and industrial service locations. The Company was founded in 1970 and is headquartered in Raleigh, North Carolina. The Company is traded on the New York Stock Exchange under the symbol “WWIN.” As of November 1, 2007, there were approximately 14.11 million shares of Waste Industries common stock outstanding, held by hundreds if not thousands of shareholders of records.

5. Defendant Lonnie C. Poole, Jr. (“Poole”), who founded the Company in 1970, has served as Chairman of the Board of Directors (the “Board”) since that time and is and has been a director of the Company at all relevant times. Poole served as Chief Executive Officer of the Company from 1970 until June 30, 2002. Poole and his family, and/or their affiliates, own and/or control approximately 42% of the outstanding common stock of the Company.

6. Defendant Jim W. Perry (“Perry”) is Chief Executive Officer and President of the Company, and is and has been a director of the Company at all relevant times. In addition, Perry served as Chief Operating Officer from 1987 until April 2002. Perry beneficially owns approximately 9.79% of the common stock of the Company.

7. Defendant Paul F. Hardiman (“Hardiman”) is and has been a director of the Company at all relevant times.

8. Defendant Glenn E. Futrell (“Futrell”) is and has been a director of the Company at all relevant times.

9. Defendant James A. Walker (“Walker”) is and has been a director of the Company at all relevant times.

10. Collectively, the individual directors of Waste Industries identified in paragraphs 5-9 are herein referred to as the “Individual Defendants.”

11. According to a Schedule 13D filing with the Securities and Exchange Commission (“SEC”) dated November 2, 2007, Poole and Perry, and their respective affiliates own and/or control 51.6% of the Company’s outstanding common stock. As the controlling shareholders of the Company, Poole and Perry owe fiduciary duties of good faith, fair dealing, loyalty, candor, and due care to plaintiff and the other members of the Class.

12. By virtue of their positions as directors and/or officers of Waste Industries, and/or their exercise of control and dominant ownership over the business and corporate affairs of Waste Industries, each and every one of the Individual Defendants has, and at all relevant times had, the power to control and influence, and did control and influence and cause Waste Industries to engage in the practices complained of herein. Each Individual Defendant owed and owes the Company and its shareholders fiduciary obligations and were and are required to: use their ability to control and manage Waste Industries in a fair, just, and equitable manner; act in furtherance of the best interests of Waste Industries and its shareholders; govern Waste Industries in such a manner as to heed the expressed views of its public shareholders; refrain from abusing their positions of control; and not to favor their own interests at the expense of Waste Industries and its shareholders.

13. As discussed in detail below, the Individual Defendants, who together control the actions of Waste Industries, have breached their fiduciary duties to Waste Industries’ public shareholders by acting to cause or facilitate the Investor Group’s acquisition of all of the outstanding shares of Waste Industries for unfair and inadequate consideration.

14. Each defendant herein is sued individually as a conspirator and aider and abettor, as well as in the case of the Individual Defendants, in their capacity as directors and/or officers of Waste Industries, and the liability of each arises from the fact that they have engaged in all or part of the unlawful acts, plans, schemes, or transactions complained of herein.

JURISDICTION AND VENUE

15. Jurisdiction and venue are proper in this Court because Waste Industries and the Individual Defendants are domiciled in and/or conduct business within the State.

CLASS ACTION ALLEGATIONS

16. Plaintiff brings this action pursuant to Rule 23 of the North Carolina Rules of Civil Procedure, individually and on behalf of the public shareholders of Waste Industries common stock (the “Class”). The Class specifically excludes the defendants herein, and any person, firm, trust, corporation or other entity related to, or affiliated with, any of the defendants.

17. This action is properly maintainable as a class action for the following reasons:

a. The Class is so numerous that joinder of all members is impracticable. There are millions of shares of Waste Industries common stock that are outstanding, held by hundreds, if not thousands, of shareholders who are members of the Class.

b. Members of the Class are scattered throughout the United States and are so numerous that it is impracticable to bring them all before this Court.

c. There are questions of law and fact that are common to the Class and that predominate over any questions affecting individual class members. The common questions include, inter alia, the following:

(i) Whether defendants have engaged in and are continuing to engage in conduct which unfairly benefits the Investor Group at the expense of the members of the Class;

(ii) Whether the Individual Defendants, as officers and/or directors of the Company, and the Investor Group, as effectively the controlling shareholder of Waste Industries, are violating their fiduciary duties to plaintiff and the other members of the Class;

(iii) Whether plaintiff and the other members of the Class would be irreparably damaged were defendants not enjoined from the conduct described herein; and

(iv) Whether defendants have initiated and/or timed their buyout of Waste Industries shares to unfairly benefit the Investor Group at the expense of Waste Industries’ public shareholders.

d. The claims of plaintiff are typical of the claims of the other members of the Class in that all members of the Class will be damaged by defendants’ actions,

e. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Plaintiff is an adequate representative of the Class.

f. Plaintiff anticipates that there will not be any difficulty in the management of this litigation as a class action.

18. The prosecution of separate actions by or against individual members of the Class would create a risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for the party opposing the Class, as well as adjudications with respect to individual members of the Class which would as a practical matter be dispositive of the interests of the other members not parties to the adjudications or substantially impair or impede their ability to protect their interests.

19. The party opposing the Class has acted or refused to act on grounds generally applicable to the Class, thereby making appropriate final injunctive relief or corresponding declaratory relief with respect to the Class as a whole.

20. The Class action is superior to any other method available for the fair and efficient adjudication of this controversy since it would be impractical and undesirable for each of the members of the Class who has suffered or will suffer damages to bring separate actions in various parts of the country.

SUBSTANTIVE ALLEGATIONS

21. On October 23, 2007, Waste Industries announced that it had received an offer from the Investor Group proposing to acquire the outstanding publicly held shares of Waste Industries for $36.75 per share in cash.

22. Just one week later, on October 30, 2007, Waste Industries announced its financial results for the third quarter ended September 30, 2007. The Company announced that revenue for the quarter increased 4.6% to $88.6 million, compared to $84.7 million for the same quarter the previous year. The Company also announced that operating income for the third quarter 2007 increased 21.5% to $13.4 million, compared to $11.1 million for the same period in 2006. Income from continuing operations for the third quarter 2007 was $6.9 million, or $0.49 per share, a 77.9% increase from income from continuing operations of $3.9 million, or $0.28 per share, for the third quarter of 2006. The Company had no income from discontinued operations (net of income taxes) for the third quarter of 2007, compared to a loss of $0.1 million, or $0.01 per share, for the same period in 2006. Net income was $6.9 million, or $0.49 per share, for the quarter ended September 30, 2007, compared to $3.8 million, or $0.27 per share, for the same period in 2006.

23. Waste Industries’ third quarter ended on September 30, 2007, and defendants knew the positive results for the quarter prior to announcing the Proposed Transaction. However, rather than permitting the Company’s shares to trade freely and allowing its public shareholders to reap the benefits of the Company’s prospects, defendants acted quickly for their own benefit and the benefit of the Investor Group, and to the detriment of the Company’s public shareholders. Defendants rushed to announce the Proposed Transaction at $36.75 per share, effectively placing a cap on the Company’s stock price and thus ensuring that they, rather than the Company’s public shareholders, will be the beneficiaries of the Company’s future prospects.

24. The Proposed Transaction will be conditioned upon, among other things, approval at a meeting of the Company’s shareholders expected to be held in the near future. Because the Investor Group already controls 51% of the Company’s shares, the approval is a foregone conclusion, and the Company’s minority shareholders will have no voice whatsoever in approving or rejecting the Proposed Transaction. The Investor Group thus is in a position to ensure effectuation of the transaction without regard to its fairness to Waste Industries’ public shareholders.

25. The Investor Group has access to internal financial information about Waste Industries, its true value, expected increase in true value, and the benefits of 100% ownership of Waste Industries to which plaintiff and the Class members are not privy. The Investor Group is using such inside information to benefit itself in this transaction, to the detriment of the Waste Industries’ public stockholders.

26. The Investor Group has clear and material conflicts of interest and is acting to better its own interests at the expense of Waste Industries’ public shareholders. The Investor Group, with the acquiescence of the rest of the directors of Waste Industries, a majority of whom they control, is engaging in self-dealing and not acting in good faith toward plaintiff and the other members of the Class. By reason of the foregoing, defendants have breached and are breaching their fiduciary duties to the members of the Class.

27. The proposed value of $36.75 per share to be paid to the members of the Class is unconscionable, unfair, and inadequate and constitutes unfair dealing because, among other things, (a) the intrinsic value of the stock of Waste Industries is in excess of the $36.75 value, giving due consideration to the possibilities of growth and profitability of Waste Industries in light of its business, earnings and earnings power, present and future; (b) the $36.75 value is inadequate and offers an inadequate premium to the public shareholders of Waste Industries; and (c) the $36.75 value was fixed arbitrarily by the Investor Group to “cap” the market price of Waste Industries stock, as part of a plan for the Investor Group to obtain complete ownership of Waste Industries’ assets and business at the lowest possible price.

28. Because the Investor Group is in possession of proprietary corporate information concerning Waste Industries’ future financial prospects, the degree of knowledge and economic power between the Investor Group and the members of the Class is unequal, making it grossly and inherently unfair for the Investor Group to obtain the remaining Waste Industries shares at the unfair and inadequate price that it has proposed.

29. Any buyout of Waste Industries’ public shareholders by the Investor Group on the terms agreed to between the Investor Group and the Individual Defendants will deny members of the Class their right to share proportionately and equitably in the true value of Waste Industries’ valuable and profitable business, and future growth in profits and earnings, at a time when the Company is poised to increase its profitability.

30. Defendants’ fiduciary obligations require them to:

a. act independently so that the interests of Waste Industries’ public shareholders will be protected;

b. adequately ensure that no conflicts of interest exist between defendants’ own interests and their fiduciary obligation of entire fairness or, if such conflicts exist, to ensure that all the conflicts are resolved in the best interests of Waste Industries’ public shareholders; and

c. provide Waste Industries’ shareholders with genuinely independent representation in the negotiations with the Investor Group.

31. By reason of the foregoing, defendants have breached and will continue to breach their duties to the public shareholders of Waste Industries and are engaging in improper, unfair dealing, and wrongful and coercive conduct.

32. Plaintiff and the Class will suffer irreparable harm unless defendants are enjoined from breaching their fiduciary duties and from carrying out the aforesaid plan and scheme.

33. By reason of the foregoing, defendants have violated the fiduciary duties which each of them owes to plaintiff and the other members of the Class.

34. Each of the defendants has colluded in and rendered substantial assistance in the accomplishment of the wrongdoing complained of herein. In taking the actions, as particularized herein, to aid and abet and substantially assist the wrongs complained of, all defendants acted with an awareness of the primary wrongdoing and realized that their conduct would substantially assist the accomplishment of that wrongdoing and were aware of their overall contribution to the conspiracy, common scheme, and course of wrongful conduct.

35. Unless enjoined by this Court, defendants will continue to breach their fiduciary duties owed to plaintiff and the other members of the Class, and are prepared to consummate a buyout on unfair and inadequate terms which will exclude the Class from its fair proportionate share of Waste Industries’ valuable assets and businesses, all to the irreparable harm of the Class, as aforesaid.

36. Plaintiff and the other members of the Class are immediately threatened by the acts and transactions complained of herein, and lack an adequate remedy at law.

PRAYER FOR RELIEF

WHEREFORE, plaintiff prays the Court for judgment and preliminary and permanent relief, including injunctive relief, in their favor and in favor of the Class and against defendants as follows:

A. Declaring that this action is properly maintainable as a class action, and certifying plaintiff as class representative;

B. Declaring that the defendants and each of them have breached their fiduciary duties to plaintiff and other members of the Class or aided and abetted such breach;

C. Enjoining the Proposed Transaction and, if the transaction is consummated, rescinding the transaction;

D. Awarding plaintiff the costs and disbursements of this action, including allowance for plaintiff’s attorneys’ and experts’ fees;

E. Granting such other, and further relief as this Court may deem to be just and proper; and

JURY DEMAND

F. Granting plaintiff a trial by jury on all claims.

This the 19th day of December, 2007.

JAMES, McELROY and DIEHL, P.A..

/s/ Fred B. Monroe
Fred B. Monroe
600 South College Street, Suite 3000
Charlotte, NC 28202
(704) 372-9870
Attorneys for Plaintiff

Of counsel:

Robert I. Harwood

HARWOOD FEFFER LLP

488 Madison Ave., 8th Floor

New York, NY 10022

Patricia C. Weiser

Debra S. Goodman

Sandra G. Smith

THE WEISER LAW FIRM, PC

121 N. Wayne Avenue, Suite 100

Wayne, PA 19087